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                       EMPLOYMENT AND NONCOMPETITION AGREEMENT


    THIS AGREEMENT is executed as of this ____ day of _______, 1996, by and between AMS HOLDINGS, INC., a Nevada corporation (the "COMPANY"), and a wholly owned subsidiary of United Wisconsin Services, Inc., a Wisconsin corporation ("UWSI"), and WALLACE J. HILLIARD, an individual ("EMPLOYEE").


                                       RECITALS

    Pursuant to that certain Agreement and Plan of Merger, dated as of July
___, 1996, among the Company, UWSI, American Medical Security Group, Inc. ("AMS"), Ronald A. Weyers and Employee (the "Merger Agreement"), UWSI has agreed to acquire AMS by a merger of AMS into the Company, which shall be the surviving corporation (the "Merger"). The parties further contemplate that, following the Merger, UWSI will transfer substantially all of the assets received in the Merger to the Company. UWSI, the Company and AMS anticipate that the Merger will become effective as of the date hereof.

    Employee is a knowledgeable and experienced executive familiar with the business conducted by the Company. The Company desires to employ Employee, and Employee desires to be employed by the Company, on the terms and conditions set forth herein. The parties also believe it is in their best interests to make provision for certain aspects of their relationship during and after the period in which Employee is employed by the Company.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and Employee,


    IT IS HEREBY AGREED AS FOLLOWS:


                                      ARTICLE I
                                      EMPLOYMENT

    1.1 TERM OF EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts employment by the Company, for the period commencing on the date hereof and ending on the sixth anniversary of the date hereof, subject to earlier termination as hereinafter set forth in Article III (the "EMPLOYMENT TERM").

    1.2 POSITION AND DUTIES. Employee shall be employed in the position of ______________, shall have such duties as may be set forth by the _____________ consistent with his status and shall be subject to the authority of, and shall report to, the Company's Board of Directors. Except as provided in Section 2.1 below, Employee shall be available to devote Employee's entire business time, attention and energies exclusively to the business interests of

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the Company while employed by the Company during the first three (3) years of the Employment Term, except as otherwise specifically provided for herein by reason of illness, vacation or otherwise or approved by or on behalf of the Board of Directors. The Company shall provide such secretarial assistance and office space to Employee as may be reasonably requested by Employee; provided, that the Company shall only be required to provide secretarial assistance and office space to the extent consistent with past practice.


                                      ARTICLE II
                           COMPENSATION AND OTHER BENEFITS

    2.1 BASE SALARY. The Company shall pay Employee an annual salary as follows: (i) $750,000 per year during the first year; (ii) $500,000 per year thereafter for the shorter of two years or such time as Employee is not available to devote Employee's entire business time, attention and energies exclusively to the business of the Company (as such determination is made by the Board of Directors including by reason of "disability" as set forth in Section 3.1(c) hereof); and (iii) $100,000 per year thereafter for a period of three years ("BASE SALARY"), payable in accordance with the normal payroll practices of the Company.

    2.2 COMPENSATORY STOCK OPTIONS. In addition to Base Salary and subject to the provisions of Article III hereof, Employee has been granted, by the Management Review Committee of UWSI an option (THE "OPTION") to purchase up to _______________ shares of common stock, no par value per share, of UWSI ("UWSI COMMON STOCK") at an exercise price per share equal to 125% of the average closing price of UWSI Common Stock on the New York Stock Exchange for the ten trading days immediately preceding the date the Merger becomes effective, all in accordance with the United Wisconsin Services, Inc. Equity Incentive Plan and pursuant to a stock option agreement in the form attached hereto as EXHIBIT A.

    2.3 BENEFIT PLANS. The Company will establish and maintain welfare benefit plans substantially identical to those maintained by AMS prior to the Merger. Employee will be eligible to participate in the Company's other welfare benefit plans as are generally applicable to all executives of the Company, in accordance with the terms and conditions thereof. Notwithstanding anything to the contrary contained in Section 3.2 hereof, the Company will also pay 38% of the premium due under the Employers Health Insurance Company health policy covering Employee until Employee's death.

    2.4 EXPENSES. The Company shall reimburse Employee for all reasonable expenses incurred in the course of the performance of Employee's duties and responsibilities pursuant to this Agreement and consistent with the Company's policies with respect to travel, entertainment and miscellaneous expenses, and the Company's requirements with respect to the reporting of such expenses.

    2.5 VACATION. The Company shall maintain vacation policies substantially identical to those maintained by AMS prior to the Merger. Employee shall be entitled to a


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maximum of eight (8) weeks of non-cumulative vacation in any calendar year in accordance with the Company's general vacation policies.


                                     ARTICLE III
                                     TERMINATION

    3.1  RIGHT TO TERMINATE; AUTOMATIC TERMINATION.

         (a) TERMINATION WITHOUT CAUSE. Subject to Section 3.2, the Company may terminate Employee's employment at any time and for any reason.

         (b) TERMINATION FOR CAUSE. Subject to Section 3.2, the Company may terminate Employee's employment and all of the Company's obligations under this Agreement at any time "FOR CAUSE" (as defined below) by giving notice to Employee stating the basis for such termination, effective immediately upon giving such notice or at such other time thereafter as the Company may designate. A termination For Cause is a termination evidenced by a resolution adopted in good faith by a majority of the Board of Directors of the Company that Employee (i) willfully failed to substantially perform his duties under
Section 1.2, above, (other than a failure resulting from Employee's incapacity due to physical or mental illness or injury), (ii) committed acts of fraud, embezzlement, theft or dishonesty, as determined by a final judgment or order of a court of competent jurisdiction, (iii) committed acts which constitute a felony as determined by a final judgment or order of a court of competent jurisdiction and which, in a reasonable opinion of the Board of Directors of the Company, involve moral turpitude and have caused material embarrassment to the Company, or (iv) Employee has attempted to obtain a personal profit from any transaction in which the Company has an interest and which constitutes a corporate opportunity of the Company or is adverse to the interests of the Company, unless the transaction was approved in writing by the Company's Board of Directors after full disclosure of all details relating to such transaction; PROVIDED, HOWEVER, that no termination of Employee's employment shall be For Cause as set forth in (i), above, until (a) Employee shall have had at least forty-five (45) days to cure any conduct or act alleged to provide Cause for termination after a written notice of demand has been delivered to Employee specifying in detail in the manner in which Employee's conduct violates this Agreement, and (b) Employee shall have been provided an opportunity to be heard by the Board of Directors (with the assistance of Employee's counsel if Employee so desires). No act, or failure to act, on Employee's part, shall be considered "willful" unless he has acted or failed to act without reasonable belief that his action or failure to act was in the best interest of the Company.

         (c) TERMINATION BY DEATH OR DISABILITY. Subject to Section 3.2, Employee's employment and the Company's obligations under this Agreement shall terminate automatically, effective immediately and without any notice being necessary, upon Employee's death or a determination of disability of Employee. For purposes of this Agreement, "DISABILITY" means the inability of Employee, due to a physical or mental impairment, for 180 consecutive days or 210 days during any period of 360 days to perform the duties and functions


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contemplated by this Agreement.  A determination of disability shall be made by a physician chosen by the President of the Medical Society of Brown County, Wisconsin, and Employee shall cooperate with the efforts to make such determination. Any such determination shall be conclusive and binding on the parties. Any determination of total disability under this Section 3.1(c) is not intended to alter any benefits any party may be entitled to receive under any long-term disability insurance policy carried by either the Company or Employee with respect to Employee, which benefits shall be governed solely by the terms of any such insurance policy.

         (d) TERMINATION BY EMPLOYEE. Notwithstanding anything to the contrary contained herein, Employee may terminate this Agreement and his employment hereunder upon sixty (60) days written notice to the Company.

         (e) TERMINATION FOR GOOD REASON. Notwithstanding anything to the contrary contained in this Agreement, Employee, by written notice to the Board of Directors, shall have the right to terminate his employment for Good Reason.

         (f) DEFINITION OF GOOD REASON. For purposes of this Agreement, the term "Good Reason" shall mean the occurrence, without Employee's written consent thereto, of any of the following:

              (i) the reasonable good faith determination by an arbitrator mutually acceptable to the Company and the Employee that there has been a material adverse change in Employee's status, title, position or responsibilities (including reporting responsibilities); the assignment to Employee of any duties or responsibilities which, in Employee's reasonable judgment, are inconsistent with his status, title, position or responsibilities in effect immediately prior to such assignment; or any removal of Employee from or failure to reappoint or reelect him to any position, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by Employee other than for Good Reason;

              (ii) any breach by the Company of any material provision of this Agreement or other agreements between Employee and the Company regarding Employee's policy-making responsibilities with the Company;

              (iii) any purported termination of Employee's employment For Cause by the Company which does not comply with the terms of Section 3.1(b) of this Agreement;

              (iv) requirement that Employee relocate his office to a location more than 50 miles from its location on the date hereof; or

              (v) the failure by the Company or any of its subsidiaries or affiliated companies to continue to provide Employee with employee benefits at least as favorable in the aggregate to those enjoyed by Employee as the date hereof except to the extent any such changes are made effective for all executives of the Company.


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    3.2  RIGHTS UPON TERMINATION.

         (a) SECTION 3.1(a), (c) AND (e) TERMINATIONS. If Employee's employment is terminated pursuant to Section 3.1(a), (c) or (e) hereof, the Company shall pay to Employee, or in the case of Employee's death, to Employee's estate, (i) any unpaid Base Salary with respect to the period prior to the effective date of termination, (ii) severance payments equal to the Base Salary in effect for each year remaining in the Employment Term (prorated to account for a partial year in the case of the year during which termination occurs), payable in accordance with Section 2.1 hereof and the normal payroll practices of the Company, (iii) upon payment of the exercise price, shares of UWSI Common Stock issuable upon exercise of the Option (iv) reimbursement of expenses to which Employee is entitled under Section 2.4 hereof and (v) to the extent permitted by law, the Company shall continue the employee benefits which the Employee was eligible for during the Employment Term until the sixth anniversary of the date hereof.

         (b) SECTION 3.1(b) AND (d) TERMINATIONS. If Employee's employment is terminated pursuant to Section 3.1(b) or (d), Employee shall have no further rights against the Company hereunder, except for the right to receive (i) any unpaid Base Salary with respect to the period prior to the effective date of termination and (ii) reimbursement of expenses to which Employee is entitled under Section 2.4 hereof.

         (c) Nothing contained in this Agreement shall affect the rights and obligations of Employee under any of the Company's employee benefit plans in effect from time to time, and such rights and obligations shall be determined solely by reference to such employee benefit plan documents.


                                      ARTICLE IV
                           CONFIDENTIALITY; NONCOMPETITION

    4.1  CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY.

         (a) CONFIDENTIAL INFORMATION. Employee acknowledges that Employee will be required to use his personal intellectual skills on behalf of the Company and that it is reasonable and fair that the fruits of such skills should inure to the sole benefit of the Company. Employee further acknowledges that Employee already has and will acquire information of a confidential nature relating to the operation, finances, business relationships and trade secrets of the Company. During Employee's employment and for a period of three years following termination thereof, within the geographical area in which such use, publication or disclosure would harm the Company's existing or potential business interests, Employee will not use (except for use in the course of the Employee's regular authorized duties on behalf of the Company), publish, disclose or authorize anyone else to use, publish or disclose, without the prior written consent of the Company, any confidential information pertaining to the Company or its affiliated entities, including, without limitation, any information relating to existing or


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potential business, customers, trade or industrial practices, plans, costs, processes, technical or engineering data, or trade secrets; PROVIDED, HOWEVER, that following termination of Employee's employment, Employee shall be prohibited from using, publishing, disclosing or authorizing anyone else to use, publish or disclose, any confidential information which constitutes a trade secret under applicable law. Employee shall not remove or retain any figures, calculations, formulae, letters, papers, software, abstracts, summaries, drawings, blueprints, diskettes or any other material, or copies thereof, which contain or embody any confidential information of the Company, except for use in the course of Employee's regular authorized duties on behalf of the Company or with the prior written consent of the Company. The foregoing notwithstanding, Employee has no obligation to refrain from using, publishing or disclosing any such confidential information which is or hereafter shall become available to the public otherwise than by use, publication or disclosure by Employee.
This prohibition also does not prohibit Employee's use of general skills and know-how acquired during and prior to employment, as long as such use does not involve the use, publication or disclosure of the Company's confidential information.

         (b) AGREEMENT TO TRANSFER. Employee shall without further payment, assign, transfer and set over, and does hereby assign, transfer and set over, to the Company, its successors and assigns, all Employee's right, title and interest in and to all trade secrets, secret processes, inventions, improvements, patents, patent applications, trademarks, trademark applications, copyrights and any and all intellectual property rights which Employee solely or jointly with others has conceived, made, acquired or suggested at any time during employment or within a one-year period after termination of employment and which relate to the existing or potential products, processes, work, research or other activities of the Company.

    4.2 NONCOMPETITION. During Employee's employment and for a three-year period following the termination thereof, Employee shall not, without the prior written consent of the Company, engage, directly or indirectly, as an employee, officer, director, partner, consultant, owner (other than a minority shareholder interest of not more than 1% of a company whose equity interests are publicly traded on a nationally recognized stock exchange or over-the-counter) or in any other capacity, in any competition with the Company in any geographical area in which the Company conducts its business or promotes its products and services or in any geographical area the Company has plans, existing at the time that Employee's employment is terminated, to enter.

    4.3 NON-SOLICITATION. For a period of three years after termination of Employee's employment, Employee will not solicit, or assist any person or entity to solicit, any employee, customer, supplier or other person having business relations with the Company to terminate such employee's employment or terminate or curtail such customer's, supplier's or other person's business relationship with the Company.

    4.4 RETURN OF DOCUMENTS. Immediately upon termination of employment, Employee will return to the Company, and so certify in writing to the Company, that Employee has returned to the Company all the Company's papers, documents and things, including


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information stored for use in or with computers and software applicable to the Company's business (and all copies thereof), which are in Employee's possession or under Employee's control, regardless whether such papers, documents or things contain confidential information or trade secrets.

    4.5 NOTICE; DISCLOSURE. For a period of three years after the termination of Employee's employment hereunder, Employee shall keep the Company promptly and fully informed of any person or persons, partnerships, associations, limited liability companies or corporations by whom Employee may be employed.

    4.6 NO CONFLICTS. Employee represents and warrants that Employee has not previously assumed any obligations inconsistent with those of this Agreement and that employment by the Company does not conflict with any prior obligations to third parties.

    4.7  AGREEMENT ON FAIRNESS.  Employee acknowledges that:  (i) this
Agreement has been specifically bargained between the parties and reviewed by Employee, (ii) Employee has had an opportunity to obtain legal counsel to review this Agreement, and (iii) the covenants made by and duties imposed upon Employee hereby are fair, reasonable and minimally necessary to protect the legitimate business interests of the Company, and such covenants and duties will not place an undue burden upon Employee's livelihood in the event of termination of Employee's employment by the Company and the strict enforcement of the covenants contained herein.

    4.8 EQUITABLE RELIEF. Employee acknowledges that any breach of this Agreement will cause substantial and irreparable harm to the Company for which money damages would be an inadequate remedy. Accordingly, the Company shall in any such event be entitled to obtain injunctive and other forms of equitable relief to prevent such breach and to recover from Employee the Company's costs (including without limitation reasonable attorneys' fees) incurred in connection with enforcing this Agreement, in addition to any other rights or remedies available at law, in equity or by statute.


                                      ARTICLE V
                                  GENERAL PROVISIONS

    5.1 NOTICES. Any and all notices, consents, documents or communications provided for in this Agreement shall be given in the manner, and to the persons, specified in Section 9.01 of the Merger Agreement.

    5.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding and the full and complete agreement of the parties and supersedes and replaces any prior understandings and agreements between the parties with respect to the subject matter hereof and supersedes and replaces the employment agreement between Employee and AMS.


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    5.3  AMENDMENT.  This Agreement may be altered, amended or modified only in a writing, signed by both of the parties hereto. Headings included in this Agreement are for convenience only and are not intended to limit or expand the rights of the parties hereto. References to Sections herein shall mean sections of the text of this Agreement, unless otherwise indicated.

    5.4 ASSIGNABILITY. This Agreement and the rights and duties set forth herein may not be assigned by Employee or the Company, in whole or in part. This Agreement shall be binding on and inure to the benefit of each party and such party's respective heirs, legal representatives, successors and assigns.

    5.5 SEVERABILITY. If any court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect, and such invalid or unenforceable provision shall be construed in a manner so as to give the maximum valid and enforceable effect to the intent of the parties expressed therein.

    5.6 WAIVER OF BREACH. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

    5.7 GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by the internal laws of the State of Wisconsin, without regard to any rules of construction concerning the draftsman hereof.

    5.8 ATTORNEY'S FEES. If any case of action is brought before any court to enforce any provision of this Agreement, the Company shall reimburse Employee for reasonable costs incurred (including reasonable attorney's fees) by Employee if Employee prevails to any extent in any such action.

    5.9 NO MITIGATION. If Employee's employment hereunder is terminated by the Company without Cause because of Employee's Disability or by Employee for Good Reason, Employee shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee hereunder.


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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.


                             COMPANY:

                             AMS HOLDINGS, INC.



                             By:_____________________________
                                ______________, _____________


                             EMPLOYEE:



                             ________________________________
                             Wallace J. Hilliard


    IN WITNESS WHEREOF, United Wisconsin Services, Inc. has executed this Agreement as of the day and year written above for the purpose of granting the stock option contemplated in Section 2.2 hereof.


                             UNITED WISCONSIN SERVICES, INC.



                             By:_____________________________
                                ______________, _____________


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